UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MFIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MFIC CORPORATION
30 Ossipee Road
Newton, Massachusetts 02464-9101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2007 Annual Meeting of Stockholders of MFIC Corporation, a Delaware corporation (the “Company”), will be held on Thursday, June 21, 2007 at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, for the following purposes:

1)              To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

The nominees the Board of Directors proposes to present for election are:

Irwin J. Gruverman	Leo Pierre Roy
James N. Little	George Uveges
Eric G. Walters

2)              To ratify the appointment of the firm of UHY LLP as independent auditors for the Company for the fiscal year ending December 31, 2007.

3)              To transact such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record on the transfer books of the Company at the close of business on April 26, 2007 are entitled to notice of, and to vote at, the meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors
/s/ James N. Little
James N. Little
Acting Chairman of the Board of Directors

Newton, Massachusetts
April 30, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

This proxy statement and the form of proxy enclosed with this proxy statement is intended to be first mailed to stockholders on or about May 14, 2007.

PROXY STATEMENT

MEETING OF STOCKHOLDERS
OF MFIC CORPORATION
TO BE HELD ON
June 21, 2007

Proxies in the form enclosed with this proxy statement are being solicited by the Board of Directors of MFIC Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2007, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts 02464 and at any adjournments thereof (the “Meeting”).

Only stockholders of record as of the close of business on April 26, 2007 will be entitled to notice of and to vote at the Meeting. As of that date, 10,173,746 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2006, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement is intended to be first mailed to stockholders on or about May 14, 2007.

All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under “Voting Procedures.” Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy.

Stockholders should return properly executed proxies to the address on the proxy cards. Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. A stockholder may revoke a proxy at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

In addition to the election of directors, the stockholders will consider a vote to ratify the Board of Directors’ selection of the Company’s auditors (as recommended by the Company’s Audit Committee), each as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR these matters if no specification is indicated.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Each director of the Company is elected annually and holds office for the ensuing year and until his successor has been elected and qualified. The Company’s By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The Board of Directors has set the number of directors at five effective as of June 21, 2007.

Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See “Voting Procedures.”

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN, MR. LITTLE, MR. ROY, MR. UVEGES AND MR. WALTERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Directors and Executive Officers

Each director of the Company is elected annually and holds office for the ensuing year and until his successor has been elected and qualified. The names of the Company’s other current directors and named executive officers, and certain information about them are set forth below:

Name	Age	Title
Irwin J. Gruverman	73	Director, Chairman Emeritus
Robert P. Bruno	69	President and Chief Operating Officer
Jack M. Swig	58	Vice President—Corporate Development and General Counsel
Dennis P. Riordan	60	Controller
James N. Little	66	Acting Chairman of the Board
Leo Pierre Roy	49	Director
George Uveges	59	Director
Eric G. Walters	54	Director

IRWIN J. GRUVERMAN served as the Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary of the Company since its inception in 1983 until April 6, 2007. On that date, Mr. Gruverman submitted his resignation from those positions at the Company. From the Company’s inception in 1983 to June 1993, and from November 21, 2000 until May 17, 2001, Mr. Gruverman served as its President. Mr. Gruverman is a director of InVitro International, a publicly held provider of toxicity test kits and of MicroChem Corporation, a privately held manufacturer of chemicals for electronic manufacturing applications.

ROBERT P. BRUNO joined the Company on April 8, 1996 as Vice President of Sales/Marketing. He served in that capacity until October 2000. Mr. Bruno was appointed as Chief Operating Officer on

November 30, 2000. Mr. Bruno was appointed as President on May 17, 2001 with such appointment becoming effective on May 21, 2001.

JACK M. SWIG joined the Company as a full time employee in January 1996 and was appointed in January 1999 as the Vice President—Corporate Development and General Counsel. He has served as the Company’s General Counsel and Investor Relations Manager since 1993. Mr. Swig has more than 25 years venture capital, corporate finance and merchant/investment banking experience.

DENNIS P. RIORDAN joined the Company on February 12, 1996 as the Controller and has worked for the Company full-time in that capacity since joining the Company. Mr. Riordan previously served as Controller—Residential Group for Winthrop Management from May 1989 to May 1994. From June 1986 to May 1989, he served in various positions as an assistant controller at Krupp Management, a real estate concern. Prior to that, Mr. Riordan spent twelve years in public accounting, primarily as an audit manager.

JAMES N. LITTLE has served as a director of the Company since December 1995 and was appointed Acting Chairman of the Board on April 6, 2007. From December 2005 until August, 2006 , Dr. Little served as Senior Vice President of Cetek Corporation, a position he also held from August 1998 until December 2001. From December 2001 until December 2005, he served as the President of Cetek, which is a biotechnology drug discovery company. Dr. Little currently provides private consulting services. From 1981 to August 1998, Dr. Little served as a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation (which was later acquired by Caliper Life Sciences), a manufacturer of scientific instrumentation. Prior to Zymark, Dr. Little was Senior Vice President of Waters Corp., a publicly held supplier of scientific instruments. Dr. Little serves on the Company’s Compensation, Audit and Nominating and Corporate Governance Committees.

LEO PIERRE ROY has served as a director of the Company since June 2000. Mr. Roy has more than 25 years of experience as a senior manager and consultant. Mr. Roy currently serves as director of environmental and energy services at Vanasse Hangen & Brustlin, Inc. (VHB), an engineering firm providing transportation, land development, and environmental services. Prior to joining VHB in September 2003, Mr. Roy was the Vice President and Chief Operating Officer of The Bioengineering Group, Inc., a firm engaged in consulting in the areas of erosion control, water quality, ecological restoration and bioengineering from September 2000 to September 2003. Between 1998 and 2000 he served as the President of Houqua & Company, Inc., a consulting firm specializing in strategic planning and development services. From 1997 to 1998, Mr. Roy served as President and Chief Operating Officer of Energy Answers Corporation, a designer, developer and owner of resource recovery, power, recycling and solid waste management companies. From 1992 to 1996, Mr. Roy served first as Director of Waste Policy and Planning and later as Undersecretary of the Executive Office of Environmental Affairs for the Commonwealth of Massachusetts. From 1990 to 1991, Mr. Roy was the Regional Manager of Special Projects for Waste Management, Inc. From 1985 to 1989, he was the Vice President and Chief Operating Officer of Orne Enterprises, a venture capital, environmental technology holding company. Mr. Roy is the Chairman of the Company’s Compensation Committee and serves on the Company’s Audit and Nominating and Corporate Governance Committees.

GEORGE UVEGES has served as a director of the Company since November 2005. Mr. Uveges is the founder and principal in the Tallwood Group, an angel investing firm that provides financial and management advisory services in addition to investment capital. Mr. Uveges has been a member of the adjunct faculty at Newbury College since 2006. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development-stage, publicly-held biotech company focused on developing new methods for manufacturing therapeutic proteins and a portfolio of products, including generics, a cancer treatment and antibodies. He was also a director of that company from 2001 to 2005. Prior to that, Mr. Uveges served as Chief Financial Officer at a number of companies and also practiced as a certified public accountant. Mr. Uveges is a member of the Board of Directors of Harvard

Bioscience, Inc., a publicly held developer, manufacturer and marketer of products used in life science research, where he also serves on the audit committee. Mr. Uveges is also a member of the Board of Directors of Operation ABLE, a non-profit corporation. Mr. Uveges is the Chairman of the Company’s Nominating and Corporate Governance Committee, is a member of the Company’s Audit and Compensation Committees and is a “financial expert” on the Audit Committee.

ERIC G. WALTERS has served as a director of the Company since November 2005. Mr. Walters is Vice President and Chief Financial Officer of CardioTech International, Inc., a publicly traded company, which focuses on medical device design, development and manufacturing that enhance the treatment of cardiovascular disease. Prior to joining CardioTech, Mr. Walters served as Vice President and Chief Financial Officer at Konarka Technologies, Inc., a developer of light-activated plastic (photovoltaic) material. Prior to joining Konarka, Mr. Walters served in various capacities at PolyMedica Corporation during a 13-year period, including Executive Vice President and Chief Financial Officer. Mr. Walters is a member of the Board of Directors of CorNova, Inc., a privately held developer of coronary stents and other medical devices. Mr. Walters, a CPA, is a Member, American Institute of Certified Public Accountants, a Fellow of the Massachusetts Society of Certified Public Accountants, and a Member in Financial Executives International. Mr. Walters is the Chairman of the Audit Committee of the Board of Directors and is a “financial expert” on the Audit Committee.

Significant Employees

THOMAI PANAGIOTOU joined the Company on March 31, 2003 as Director of Research and Development. Dr. Panagiotou was appointed as Vice President, Research and Development on January 1, 2005. Dr. Panagiotou is a Member of both the American Chemical Society, and the American Association of Pharmaceutical Scientists. Prior to joining the Company, Dr. Panagiotou served from 2000 to 2003 as Manager at Arthur D. Little, Inc. Prior to that, Dr. Panagiotou worked at TIAX, LLC, a consulting company where she was involved in the development of a pulmonary delivery device. From 1997 to 2000, Dr. Panagiotou was Principal Engineer at Physical Sciences, Inc., a company providing contract research and development services in aerospace, energy, environmental, manufacturing and medical applications. Dr. Panagiotou is 43 years old.

THOMAS HOARTY joined the Company as Vice President of Marketing and Sales on November 1, 2005. Prior to joining the Company, Mr. Hoarty served, from July 2002 to October 2005, as Worldwide Director of Sales and Marketing for Kinetic Systems, Inc., a worldwide provider of process and mechanical solutions for customers in the electronics, biopharmaceutical and general industry markets. Mr. Hoarty was responsible for sales of vibration isolation equipment. From September 2001 to May 2002 Mr. Hoarty was the National Sales Manager for CyBio-US Inc., a medical laboratory equipment manufacturer of laboratory apparatus specializing in automation. Mr. Hoarty has over twenty years experience in sales and marketing of capital equipment. Mr. Hoarty is 49 years old.

Certain Relationships and Related Transactions

We are not now, nor have we been since the beginning of 2006, a party to any transaction, nor do we contemplate entering into any proposed transaction, with any related person (which term includes any of our directors or executive officers or any immediate family member of such directors or executive officers) the value of which exceeds $65,150 (approximately one percent (1%) of the average of our total assets at year-end for the last three completed fiscal years), and in which any related person had or will have a direct or indirect material interest.

Policies And Procedures For Related Party Transactions

Our Board of Directors reviews, approves and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable to us than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving Directors, to determine whether such transactions affect the independence of a Director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission. Our Code of Ethics provides guidance on business relations between us and our Directors, officers, and employees. We filed our Code of Ethics with our Annual Report on Form 10-K in 2005. The Code of Ethics is available on our website at http://www.mficcorp.com/nethics.html.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by its reporting persons, no director, officer or beneficial owner of more than ten percent of any class of securities of the Company failed to file on a timely basis any report as required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board of Directors, Committees and Meetings

The business and affairs of the Company are managed on a day-to-day basis by the Company’s management and executive officers, under the supervision and review of the Board of Directors. Each of the Directors, other than Mr. Gruverman, is independent in accordance with the standards of the Securities and Exchange Commission. In accordance with the disclosure requirements of the Securities and Exchange Commission, although we are not presently listed on any national securities exchange, each of the Directors, other than Mr. Gruverman, is independent in accordance with the standards of the American Stock Exchange. Mr. Vincent Cortina, who retired from the Board on June 20, 2006, was also independent in accordance with the standards of the Securities and Exchange Commission and the American Stock Exchange. The Board of Directors of the Company held 4 meetings and acted by unanimous written consent 4 times during the fiscal year ended December 31, 2006.

Ratification by a majority of the full Board of Directors is required with respect to decisions taken by the committees. During the fiscal year ended December 31, 2006, each of the directors attended more than 75% of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served. Written communications from the Company’s stockholders can be sent to the Board of Directors at the Company’s principal business address and marked to the attention of the specific Director with which the stockholder wishes to communicate, or if not to any specified director, then to the Chairman or Acting Chairman of the Board of Directors. All stockholder communications are forwarded to the specific Director to whom it is addressed. If addressed to the Board of Directors as a whole, the Chairman of the Board of Directors reviews each communication and determines, in his judgment, whether to forward it to the Board of Directors as a whole. This process has been adopted by a majority of the Company’s independent directors.

The Company expects, absent extraordinary circumstances, that each member of the Board of Directors will attend the Company’s Annual Meeting of Stockholders. Last year, all members of the Board of Directors personally attended the 2006 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee

The Board of Directors of the Company has a standing nominating and corporate governance committee comprised of Messrs. Little, Roy and Uveges, each of whom is independent in accordance with the standards of the Securities and Exchange Commission. In accordance with the disclosure requirements of the Securities and Exchange Commission, although we are not presently listed on any national securities exchange, each of the Directors on the Nominating and Corporate Governance Committee is independent in accordance with the standards of the American Stock Exchange. Mr. Cortina was a member of the Nominating and Corporate Governance Committee until June 20, 2006 and was also independent in accordance with the standards of the Securities and Exchange Commission and the American Stock Exchange. The Nominating and Corporate Governance Committee has a charter that is attached to this proxy statement as Appendix A and which is available on the Company’s website at http://www.mficcorp.com/nnomcorpgov.html. The Nominating and Corporate Governance Committee reviews and reports to the Board on an occasional basis regarding the size and composition of the Board and recommends to the Board nominees for election to the Board. The Nominating and Corporate Governance Committee met 4 times and acted by unanimous written consent 0 times in 2006.

The Nominating and Corporate Governance Committee accepts and considers nominations by directors, executive officers, employees, advisors and consultants and security holders. The Company may hire an outside consultant to help in the search for a new director. Stockholders should submit nominations in writing to the Company’s Board of Directors, which should be mailed to the Company’s principal mailing address, addressed to the attention of the Corporate Secretary. When the Nominating and Corporate Governance Committee becomes aware of a vacant seat on the Board of Directors, whether because of retirement or resignation of a director or otherwise, the Nominating and Corporate Governance Committee, or a subcommittee thereof, reviews all nominations received, and recommends whether nominees should be submitted to the full Board of Directors. Neither the Nominating and Corporate Governance Committee nor the Board of Directors has established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Corporate Governance Committee and the Board of Directors review all nominees on the basis of the nominee’s qualifications, including the nominee’s independence, education and business experience. In addition, the Nominating and Corporate Governance Committee considers other factors, such as whether a nominee will have sufficient time to devote to being an active member of the Board of Directors.

Mr. Gruverman, who, with his spouse, is the holder of approximately 19.2% of the Company’s outstanding securities, has previously recommended candidates for open director positions.

The Audit Committee

The Audit Committee, which currently consists of Messrs. Walters, Little, Roy and Uveges, each of whom is an independent director under the standards of the Securities Exchange Commission, oversees the accounting, financial reporting and tax functions of the Company, including matters relating to the internal control over financial reporting and the appointment and activities of our independent accountants. In accordance with the disclosure requirements of the Securities and Exchange Commission, although we are not presently listed on any national securities exchange, each of the members of the Audit Committee is independent in accordance with Section 121(B) of the listing standards of the American Stock Exchange. Mr. Walters, the Chairperson of the Audit Committee, and Mr. Uveges are each an Audit Committee “financial expert,” as defined under the rules of the Securities Exchange Commission. The Audit Committee met 5 times last year and acted by unanimous written consent on 0 occasions during the fiscal year ended December 31, 2006.

The Audit Committee has a charter, which is reviewed at least annually by the Audit Committee and the entire Board of Directors. The Audit Committee charter was last revised on January 16, 2003 and was filed with the Company’s proxy statement in 2005. The Audit Committee charter is available on the Company’s website at http://www.mficcorp.com/naudit.html.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which currently consists of Messrs. Little, Roy and Uveges, determines who receives stock options under the Company’s stock plans (except for the 1989 Non-Employee Director Plan, under which grants were automatically made, and the 2006 Stock Plan, with respect to grants that are automatically made to non-employee directors) and also reviews and approves employee remuneration. Each of the members of the Compensation Committee is independent in accordance with the standards of the Securities Exchange Commission. In accordance with the disclosure requirements of the Securities and Exchange Commission, although we are not presently listed on any national securities exchange, each of the Directors on the Compensation Committee is independent in accordance with the standards of the American Stock Exchange. Mr. Cortina was a member of the Compensation Committee until June 20, 2006 and was also independent in accordance with the standards of the Securities and Exchange Commission and the American Stock Exchange. The Compensation Committee held 2 meetings and acted by unanimous written consent on 4 occasions during the fiscal year ended December 31, 2006.

The Compensation Committee adopted a charter on December 28, 2005, which was filed with the Company’s proxy statement in 2006. The Compensation Committee charter is available on the Company’s website at http://www.mficcorp.com/ncomp.html.

During the fiscal year ended December 31, 2006:

•       no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company;

•       no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and

•       no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the material elements of compensation awarded to, earned by or paid to the executive officers identified in the Summary Compensation Table in this proxy statement (whom we refer to as our named executive officers) in 2006.

The Compensation Committee of our Board of Directors generally has responsibility for reviewing and determining on both an annual and an as-needed basis the compensation of our named executive officers and key employees and reporting to the Board regarding the foregoing. The Compensation Committee also has responsibility for administering our stock plans, determining the number of stock options, stock appreciation rights or shares of restricted stock, if any, to be granted under those plans and reporting to the Board regarding the foregoing. None of the named executive officers are members of the Compensation Committee. The current Compensation Committee members are Leo Pierre Roy (Chairman), James N. Little and George Uveges.

Overview of Compensation Programs and Objectives

The objectives of the Compensation Committee in recommending the levels and components of compensation for the named executive officers are to:

1.                Attract, motivate and retain talented and dedicated executives;

2.                Motivate performance to achieve our established goals and objectives; and

3.                Provide both cash and equity incentives that align the interests of the named executive officers with the long-term interests of our stockholders.

The Compensation Committee reviews the achievement of corporate goals and individual contributions to our success. The Compensation Committee monitors the results of our executive compensation program to assure that the compensation paid to the named executive officers provides overall competitive pay levels and appropriately rewards superior performance. The Compensation Committee relies on judgment and not upon rigid guidelines or formulas in determining the amount or mix of compensation elements for each named executive officer. Factors affecting the Compensation Committee’s judgment include performance compared to strategic goals, the nature of the named executive officer’s responsibilities and his or her effectiveness in leading our initiatives to achieve our goals. Our Chief Executive Officer, or in the absence of a CEO our President, as the manager of the members of the executive team, assesses the executives’ individual contributions to their respective departmental goals and makes recommendations to the Compensation Committee with respect to increases in base salary, discretionary bonus and long-term incentive awards, for each member of the executive team. The Compensation Committee evaluates, discusses and approves or modifies these recommendations. Each member of the Board who is independent in accordance with the standards of the Securities and Exchange Commission is permitted to attend the Compensation Committee meetings and participate in the discussion. However, approval of each named executive officer’s compensation is made by the Compensation Committee and recommended to the Board for ratification. As described in more detail below, the material components of the named executive officers’ compensation include base salary, discretionary bonus, long-term incentive awards, limited change-in-control benefits and related severance protection, and other employee benefits. The Compensation Committee believes that each element of our executive compensation program helps us to achieve one or more of our compensation objectives.

Base salaries, change-in-control benefits and other employee benefits are all primarily intended to attract and retain qualified executives. The value of these components in any given year is less dependent on performance than the other elements that comprise our executive compensation package. The Compensation Committee believes that we need to provide the named executive officers with a level of predictable compensation in order to attract and retain top-caliber executives and reward their continued services. The Compensation Committee’s general philosophy is that discretionary bonuses and long-term incentive compensation should fluctuate with our success in achieving financial and other goals, and that we should continue to use long-term compensation such as stock options, restricted stock and stock appreciation rights to align stockholder and executives’ interests. The Compensation Committee also believes that a mix of longer-term and short-term elements allows us to achieve the dual goals of attracting and retaining executives while motivating their continued performance and aligning their financial interests with those of our stockholders. In 2006, the Compensation Committee implemented a “pay for performance” approach to executive compensation, whereby the named executive officers, instead of receiving salary increases that we awarded to our other employees, could be eligible for participation in a bonus pool based on our achievement of certain financial criteria.

The Compensation Committee has used relevant data points for comparable companies, such as salary surveys, to assist it in determining the compensation for each of our named executive officers. The Compensation Committee has found it difficult to benchmark the compensation levels of our named executive officers within a peer group of comparable companies due to the nature of our business and technology. The Compensation Committee has evaluated the compensation practices of other high technology companies, including other publicly-held Massachusetts-based advanced materials, advanced technologies and small capital equipment manufacturing companies, in determining an appropriate level and mix of compensation. Among other sources, the Compensation Committee used the Massachusetts Executive Compensation Report, 2006, published by the Associated Industries of Massachusetts.

Current Material Elements

Base Salary.   In determining the base salaries of our named executive officers in 2006, the Compensation Committee considered the performance of each named executive officer during the prior year, the nature of the named executive officer’s responsibilities, the expectations for such named executive officer’s performance in 2006 and our past compensation practice. Base salary is paid in cash.

The Compensation Committee customarily determines any adjustments to the base salary of each of our named executive officers at the end of the year preceding the year in which the adjustment will take effect or at the start of the year in which the adjustment will take effect. In December 2005, the Compensation Committee, after reviewing management’s budget/forecast for 2006, recommended that the base salaries of our named executive officers remain unchanged for 2006. The Board adopted that position. The base salary that we paid to each of our named executive officers in 2006 is the amount reported for such officer in the “Salary” column of the Summary Compensation Table below.

Discretionary Bonuses.   Discretionary bonuses, if any, for our named executive officers are paid in cash upon the achievement of certain goals. Such bonuses are structured either as payments on an individual basis to a particular named executive officer or as payments to some or all of the named executive officers from a bonus pool to which they are entitled to a certain percentage. The Compensation Committee customarily determines whether or not to grant discretionary bonuses to any of our named executive officers at the end of the year preceding the year in which the bonus is granted or at the start of the year in which the bonus is granted. In December 2005, the Compensation Committee recommended that our named executive officers participate in a bonus pool for possible payment during 2006 after actual financial performance became measurable. The pool was established as a function of our revenue and gross profit margin based on six-month and twelve-month results. The named executive officers’ percentage of participation was to be determined pro rata based on their salaries. The Board adopted the Compensation Committee’s recommendation. As a result, since our revenue for the six-months ended June 30, 2006 exceeded the Compensation Committee’s threshold of $6.6 million, with a minimum gross profit margin of 52%, and our revenue for the twelve-months ended December 31, 2006 exceeded the Compensation Committee’s threshold of $15.6 million, with a minimum gross profit margin of 52%, we placed $15,000 and $75,000, respectively, in the bonus pools for the six-month and twelve-month periods and allocated the bonuses among the named executive officers. The corresponding bonuses that we paid to each of our named executive officers for fiscal year 2006 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

The Compensation Committee may recommend that discretionary bonuses be paid on an individual basis to a particular named executive officer using criteria which the Compensation Committee believes to be relevant, such as the performance of the particular officer or the accomplishment of specific objectives by such officer, as well as other factors such as our profitability, revenue, cash flow, customer generation, market share and industry position. The additional bonus that we paid to our President and Chief Operating Officer, Mr. Robert P. Bruno, as the result of our achievement of the revenue and gross profit margin for the twelve-months ended December 31, 2006 set forth above is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentive Compensation.   Periodically, the Compensation Committee grants long-term incentive compensation to our named executive officers in order to provide a long-term incentive which is directly tied to the performance of our stock. These grants provide an incentive to maximize stockholder value by providing the executives an equity interest which further aligns their interests with those of the stockholders. Vesting periods associated with such grants are used to retain our named executive officers and to emphasize the long-term aspect of contribution and performance. In making grants of long-term incentive compensation to our named executive officers, the Compensation Committee considers a number of factors, including our performance, the performance of such persons, the achievement of specific delineated goals, the responsibilities of such persons, the number of stock options and other awards each such person currently possesses and the underlying value of the options and other awards held.

Our stockholders adopted our 2006 Stock Plan on June 20, 2006. Upon the adoption of the 2006 Stock Plan, we ceased granting new options and other awards under our 1988 Stock Plan and our 1989 Non-Employee Director Plan. The Compensation Committee will continue to administer our 1988 Stock Plan and our 1989 Non-Employee Director Plan so long as awards granted under such plans remain exercisable. Under the 2006 Stock Plan, the Compensation Committee may grant awards in the form of stock options, restricted share rights, performance share rights and stock appreciation rights.

Stock Options.   Pursuant to the terms of the 2006 Stock Plan, stock options granted to our named executive officers usually have a term of ten years (five years in the case of Mr. Irwin J. Gruverman, due to his ownership of more than 10% of our shares). The exercise price of these grants is 100% of the closing price (110% in the case of Mr. Gruverman, due to his ownership of more than 10% of our shares) of the underlying Common Stock on the date of grant. In general, the options granted to our named executive officers vest in equal annual installments over a four-year period beginning one year after the date of grant. The Compensation Committee may, in certain instances, adjust the vesting period for performance-based options.

Restricted share rights, performance share rights and stock appreciation rights.   Restricted share rights typically “cliff vest,” all at one time, at a date several years subsequent to their grant date. Performance restricted share rights vest upon the achievement of milestones as defined by the Compensation Committee. Stock appreciation rights, which may be paid in cash, allow the Compensation Committee to award units that derive their value from the appreciation in our stock without the issuance of additional shares. We did not issue any awards of restricted share rights, performance share rights or stock appreciation rights to our named executive officers in 2006. Awards of restricted stock and stock appreciation rights are not currently intended to comprise a major part of our long-term incentive compensation strategy. The Compensation Committee may elect, however, from time to time, to grant these types of awards as particular situations arise.

Equity Grant Practices.   The Compensation Committee may grant awards to our named executive officers or other eligible participants under our 2006 Stock Plan at any time during the year, including in connection with the hiring or promotion of employees or based upon other special circumstances or performance. In accordance with longstanding policy, we do not backdate or reprice options or grant options retroactively. In addition, we do not coordinate grants of options so that they are made before announcements of favorable information, or after announcements of unfavorable information. Our options are granted at fair market value (deemed to be the closing price of the underlying Common Stock on the date of grant) on a fixed date or event (such as the first Board meeting following an employee’s hire), with all required approvals obtained in advance of or on the actual grant date. Board and Compensation Committee meetings are generally scheduled months in advance and scheduling decisions are made without regard to our anticipated earnings or other major announcements. In 2006, we ceased our practice of granting options to new employees on, or effective as of, their date of hire and instead instituted a policy whereby options are granted to such individuals effective as of the next regularly scheduled Board meeting following their date of hire.

Change-in-Control Benefits and Severance Protection.   The change-in-control benefits and related severance protection provided to each of our named executive officers include the provisions in our 2006 Stock Plan that accelerate the vesting of certain awards upon our change in control. Pursuant to our 2006 Stock Plan, outstanding stock options, restricted stock and stock appreciation rights granted to a named executive officer may be assumed by a successor corporation or accelerated if not assumed. In addition, 50% of the unvested portion of an award will accelerate if, within 12 months following a change in control, the successor corporation for a reason other than cause terminates the employment of a named executive officer who holds an award pursuant to the 2006 Stock Plan. These change-in-control provisions apply not only to our named executive officers but to any participant in our 2006 Stock Plan.

Other Compensation and Benefits.   Our named executive officers participate in the same group insurance and employee benefit plans as our other salaried employees. As a policy, we do not provide loans or other perquisites to our named executive officers. The lone exception to this policy is reflected in the “All Other Compensation” column of the Summary Compensation Table below, which notes the fact that we pay a quarterly premium for $100,000 in additional life insurance for Mr. Bruno.

Employment Agreements

As of December 31, 2006, we do not have employment agreements or agreements providing for payments upon resignation, retirement, other termination or following a change in control with any of our named executive officers. Our named executive officers serve at the will of the Board, which enables us to terminate their employment with discretion as to the terms of any severance arrangement. As noted above, upon a change in control, the vesting of certain awards made to our named executive officers under the 2006 Stock Plan may accelerate.

Stock Ownership Guidelines

The Company currently does not require our directors or named executive officers to own a particular amount of our Common Stock. The Compensation Committee recommends stock and option holdings to our directors and named executive officers to provide motivation to this group and to align their interests with those of our stockholders. The majority of our directors and named executive officers are stockholders.

Return of Incentive Compensation by an Executive

In the case of a significant restatement of our financial results caused by a named executive officer’s fraudulent or intentional misconduct, the Board may take action to seek reimbursement of any portion of performance-based or incentive compensation that was paid or awarded to such executive which would not have been paid or awarded if such compensation had been calculated based on the restated financial results. The Audit Committee of the Board will determine whether a financial restatement is significant and will make an initial determination of the cause of the restatement.

Compensation Consultant

Neither we nor the Compensation Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of named executive officer or director compensation. In the future, either we or the Compensation Committee may engage or seek the advice of one or more compensation consultants.

Compliance with Section 162(m)

The Compensation Committee currently intends for all compensation paid to our named executive officers to be tax deductible to us pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that we cannot deduct for Federal income tax purposes compensation paid to our named executive officers in excess of $1,000,000, unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, in the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate. However, the Compensation Committee does not anticipate paying any named executive officers in excess of $1,000,000 in the near term.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for 2006 and included in this proxy statement.

Leo Pierre Roy (Chairman)
James N. Little
George Uveges

Summary Compensation

The following table sets forth for the fiscal year ended December 31, 2006, a summary of the compensation paid to our named executive officers.

SUMMARY COMPENSATION TABLE

FOR THE YEAR ENDED DECEMBER 31, 2006

							Change in
							Pension
							Value and
							Nonqualified
					Non-Equity		Deferred
			Stock	Option	Incentive Plan		Compensation	All Other
	Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation(1)	Total
Name and Principal Position	($)	($)	($)	($)	($)		($)	($)	($)
Irwin J. Gruverman	125,000	0	0	0	22,050	(2)	0	0	147,050
Chief Executive Officer,
Chairman of the Board of Directors, Treasurer, and Secretary
Robert P. Bruno	163,000	0	0	0	53,710	(3)	0	1,314	218,024
President and Chief Operating Officer
Jack M. Swig	115,000	0	0	0	20,250	(2)	0	0	135,250
Vice President, Corporate Development and General Counsel
Dennis P. Riordan Controller	110,000	0	0	0	18,990	(2)	0	0	128,990

(1)           We pay a quarterly premium for an additional life insurance policy of $100,000 for Mr. Bruno.

(2)           Indicates the amount earned by the named executive officer in 2006 in connection with the bonus pool described above under “Compensation Discussion and Analysis-Current Material Elements-Discretionary Bonuses”.

(3)           In 2006, Mr. Bruno earned $28,710 in connection with the bonus pool and $25,000 in connection with an additional bonus as the result of our financial performance, each described above under “Compensation Discussion and Analysis-Current Material Elements-Discretionary Bonuses”.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2006, no stock, option or equity incentive plan awards were granted to any of our named executive officers. The non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2006 for the fiscal year ending December 31, 2007 are set forth below.

GRANTS OF PLAN-BASED AWARDS
FOR THE YEAR ENDED DECEMBER 31, 2006

										All Other Stock Awards:	All Other Option Awards:	Exercise
		Estimated Future Payouts					Estimated Future Payouts			Number of	Number of	or Base
		Under Non -Equity Incentive					Under Equity Incentive			Shares of	Securities	Price of
		Plan Awards					Plan Awards			Stock or	Underlying	Option
Name	Grant Date	Threshold		Target(1)	Maximum		Threshold	Target	Maximum	Units	Options	Awards
		($)		($)	($)		(#)	(#)	(#)	(#)	(#)	($/Sh)
Irwin J. Gruverman(2)	N/A	0		0	0		0	0	0	0	0	0
Robert P. Bruno	N/A	3,750(	3)	0	12,500(	3)
		8,750(	4)	0	22,500(	4)
		12,500		0	35,000		0	0	0	0	0	0
Jack M. Swig	N/A	2,250(	3)	0	7,500(	3)
		5,250(	4)	0	13,500(	4)
		7,500		0	21,000		0	0	0	0	0	0
Dennis P. Riordan	N/A	2,250(	3)	0	7,500(	3)
		5,250(	4)	0	13,500(	4)
		7,500		0	21,000		0	0	0	0	0	0

(1)                The amounts set forth in this column are the amounts that could be payable to the named executive officer under the 2007 bonus pool if our revenue and gross profit margin for the six-month period ended June 30, 2007 and the twelve-month period ended December 31, 2007 equaled our revenue and gross profit margin for the corresponding periods in 2006.

(2)                As the result of Mr. Gruverman’s resignation as Chief Executive Officer, Treasurer and Secretary on April 6, 2007, no estimated future payouts are given for him in connection with non-equity incentive plan awards.

(3)                Indicates estimated amount that could be payable to the named executive officer under the 2007 bonus pool based on our performance for the six-month period ended June 30, 2007.

(4)                Indicates estimated amount that could be payable to the named executive officer under the 2007 bonus pool based on our performance for the twelve-month period ended December 31, 2007.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” In 2006, we implemented a bonus pool for our named executive officers. The terms of our 2006 bonus pool are described above under “Compensation Discussion and Analysis—Current Material Elements—Discretionary Bonuses.” The bonuses paid in connection with this bonus pool are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Additionally, in the Grants of Plan-Based Awards Table, the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column for each of our applicable named executive officers relates to awards we granted to such named executive officers in 2006 that could result in bonuses earned by them in 2007. As in 2006, these bonuses will be determined as a function of our revenue and gross profit margin based on six-month and twelve-month results. The target levels recommended by the Compensation Committee and adopted by the Board of Directors are subject to change at the discretion of the Board of Directors at any time. To produce the maximum payout under the bonus pool for 2007, we would have to achieve revenue growth of approximately 27.5% and 18.2%, respectively, and improve gross profit margin by approximately 1 and 0 percentage points, respectively, for the six and twelve-month periods compared to the corresponding periods in 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested stock awards as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
AS OF DECEMBER 31, 2006

				OPTIONS AWARDS			STOCK AWARDS
										Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan Awards:
				Plan					Plan Awards:	Market or
				Awards:				Market	Number of	Payout Value
	Number of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Other Rights	Other Rights
	Options(#)	Options(#)		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	exercisable	unexercisable		Options	Price	Date	Vested	Vested	Not Vested	Not Vested
				(#)	($)		(#)	($)	(#)	($)
Irwin J. Gruverman(1)	37,500	12,500	(2)	0	0.451	1/2/2008	0	0	0	0
	25,000	25,000	(3)	0	2.475	1/2/2009	0	0	0	0
	8,750	26,250	(4)	0	4.07	1/2/2010	0	0	0	0
	23,750	26,250	(5)	0	1.474	12/6/2010	0	0	0	0
	95,000	90,000
Robert P. Bruno(1)	103,500	0		0	1.125	10/6/2008	0	0	0
	50,000	0		0	0.6875	1/2/2011	0	0	0	0
	75,000	0		0	1.07	5/21/2011	0	0	0	0
	50,000	0		0	0.51	1/2/2012	0	0	0	0
	27,475	12,500	(2)	0	0.41	1/2/2013	0	0	0	0
	25,000	25,000	(3)	0	2.25	1/2/2014	0	0	0	0
	8,750	26,250	(4)	0	3.7	1/2/2015	0	0	0	0
	23,950	1,050	(6)	0	1.34	12/6/2015	0	0	0	0
	363,675	64,800		0
Jack M. Swig(1)	32,000	0		0	1.125	10/6/2008	0	0	0	0
	25,000	0		0	0.6875	1/2/2011	0	0	0	0
	7,500	0		0	0.51	1/2/2012	0	0	0	0
	30,000	0		0	0.41	1/2/2013	0	0	0	0
	15,000	0		0	2.25	1/2/2014	0	0	0	0
	10,000	0		0	3.7	1/2/2015	0	0	0	0
	10,000	0		0	1.34	12/6/2015	0	0	0	0
	129,500	0
Dennis P. Riordan(1)	49,000	0		0	1.125	10/6/2008	0	0	0	0
	25,000	0		0	0.31	1/3/2010	0	0	0	0
	10,000	0		0	0.6875	1/2/2011	0	0	0	0
	25,000	0		0	0.51	1/2/2012	0	0	0	0
	15,000	0		0	0.41	1/2/2013	0	0	0	0
	15,000	0		0	2.25	1/2/2014	0	0	0	0
	10,000	0		0	3.7	1/2/2015	0	0	0	0
	8,000	0		0	1.34	12/6/2015	0	0	0	0
	157,000	0

(1)                Generally, all unexercisable options for our named executive officers vest over a four year period in equal annual installments, with the first 25% vesting one year after date of grant.

(2)                The option was granted on January 2, 2003 and, assuming continued employment with the Company, the shares become exercisable on January 2, 2007.

(3)                The option was granted on January 2, 2004 and, assuming continued employment with the Company, 12,500 shares become exercisable on January 2 of each of 2007 and 2008.

(4)                The option was granted on January 2, 2005 and, assuming continued employment with the Company, 8,750 shares become exercisable on January 2 of each of 2007, 2008 and 2009.

(5)                The option was granted on December 6, 2005 and, assuming continued employment with the Company, 10,750 shares become exercisable on December 6, 2007 and 7,750 shares become exercisable on December 6 of each of 2008 and 2009.

(6)                The option was granted on December 6, 2005 and, assuming continued employment with the Company, 350 shares become exercisable on December 6 of each of 2007, 2008 and 2009.

Options Exercises and Stock Vested

The following table sets forth information with respect to our named executive officers concerning the exercise of stock options during the fiscal year ended December 31, 2006.

OPTION EXERCISES AND STOCK VESTED
FOR THE YEAR ENDED DECEMBER 31, 2006

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Irwin J. Gruverman	74,626	41,791	0	0
Robert P. Bruno	29,025	10,000	0	0
Jack M. Swig	0	0	0	0
Dennis P. Riordan	0	0	0	0

Pension Benefits

As of December 31, 2006, we had no pension benefits plans in effect.

PENSION BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Irwin J. Gruverman	N/A	N/A	N/A	N/A
Robert P. Bruno	N/A	N/A	N/A	N/A
Jack M. Swig	N/A	N/A	N/A	N/A
Dennis P. Riordan	N/A	N/A	N/A	N/A

Nonqualified Deferred Compensation

As of December 31, 2006, we had no deferred compensation plans in effect.

NONQUALIFIED DEFERRED COMPENSATION
FOR THE YEAR ENDED DECEMBER 31, 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
Irwin J. Gruverman	N/A	N/A	N/A	N/A	N/A
Robert P. Bruno	N/A	N/A	N/A	N/A	N/A
Jack M. Swig	N/A	N/A	N/A	N/A	N/A
Dennis P. Riordan	N/A	N/A	N/A	N/A	N/A

Director Compensation

The table below summarizes the compensation paid to our non-employee Directors for the fiscal year ended December 31, 2006. Directors who are employees receive no additional compensation for Board service.

DIRECTOR COMPENSATION
FOR THE YEAR ENDED DECEMBER 31, 2006

					Change in
	Fees			Non-Equity	Pension Value
	Earned			Incentive	and Nonqualified	All
	or Paid	Stock	Option	Plan	Deferred	Other
	in Cash(1)	Awards(4)	Awards(2)(4)	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
James N. Little	16,000	0	9,675	0	0	0	25,675
Leo Pierre Roy	19,000	0	9,675	0	0	0	28,675
George Uveges	19,000	0	9,675	0	0	0	28,675
Eric G. Walters	21,000	0	9,675	0	0	0	30,675
Vincent Cortina(3)	8,000	0	9,675	0	0	0	17,675

(1)          Each Director received a fee of $4,000 per quarter for serving on the Board. In addition, a Director received additional compensation if he was the chairman of a Board committee.

(2)          The option awards reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123R with respect to stock option grants in 2006.The assumptions used in the calculation of these amounts are set forth in Note 1 to our audited consolidated financial statements for the year ended December 31,2006 included in our Annual Report on Form 10K. The fair value of all options granted in 2006 for all Directors was $1.29 per share.

(3)          Mr. Cortina retired from the Board on June 20, 2006.

(4)          Mr. Little had 0 stock awards and 27,500 option awards outstanding as of December 31, 2006. Mr. Roy had 0 stock awards and 22,500 option awards outstanding as of December 31, 2006. Mr. Uveges had 0 stock awards and 32,500 option awards outstanding as of December 31, 2006. Mr. Walters had 0 stock awards and 32,500 option awards outstanding as of December 31, 2006. Mr. Cortina had 0 stock awards and 0 option awards outstanding as of December 31, 2006.

Non-employee directors are granted an option to purchase 25,000 shares upon joining the Board of Directors and 7,500 shares on the first business day after January 1 of each calendar year if the non-employee director remains a director through that date. The option grants are exercisable on the following terms, assuming continued membership on the Board of Directors: 25% exercisable six months and one day after the date of grant and the remaining 75% exercisable in three (3) equal annual installments on each of the first three anniversaries of the date of grant. All options were granted automatically pursuant to the terms of our 1989 Non-Employee Director Plan and 2006 Stock Plan and expire five (5) years from the date of grant.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MFIC CORPORATION, THE AMEX COMPOSITE INDEX
AND A PEER GROUP

* $100 invested on 12/31/01 in stock or index-
including reinvestment of dividends.

Fiscal year ending December 31.

The Company’s competitors are either larger integrated companies or privately-held companies. The Company has chosen a peer group consisting of companies with a market capitalization from $7 million to $27 million in the information technology sector of the American Stock Exchange. The peer group consists of the following issuers:

• Apogee Technology Inc.	• Intelligent Systems LP
• AXS-One Inc.	• MPC Corporation
• Blonder Tongue Laboratories Inc.	• Pinnacle Data Systems Inc.
• Cash Technology Inc.	• Thinkengine Network Inc.
• Conversion Services International Inc.	• Trans-Lux Corporation
• CVD Equipment Corporation	• US Dataworks Inc.
• Elecsys Corporation	• Winland Electronics Inc.
• Ilinc Communications Inc.	• Wireless Xcessories Group Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Executive Officers and Principal Holders of Voting Securities

Our Common Stock is the only class of securities entitled to vote at the Meeting. As of April 26, 2007, the record date, 10,173,746 shares of Common Stock were issued and outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. The following table sets forth information regarding ownership of our Common Stock as of April 26, 2007 for (i) each of our named executive officers and directors, (ii) holders of more than 5% of our Common Stock, and (iii) all of our named executive officers and directors as a whole. For named executive officers and directors, this table also includes the position held by each such person.

	Positions and Offices with the Company, if any(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Irwin J. Gruverman	Chief Executive Officer, Chairman of the Board of Directors, Secretary, and Treasurer	1,953,132	(4)	19.2%
Robert P. Bruno	President and Chief Operating Officer	448,750	(5)	4.4%
Dennis P. Riordan	Controller	171,254	(6)	1.7%
Jack M. Swig	Vice President—Corporate Development and General Counsel	154,040	(7)	1.5%
Leo Pierre Roy	Director	43,986	(8)	*
James N. Little	Director	46,875	(9)	*
George Uveges	Director	16,250	(10)	*
Eric G. Walters	Director	16,250	(11)	*
Joseph P. Daly 497 Circle Freeway Cincinnati, OH 45246		505,700	(12)	5.0%
All current directors and named executive officers as a group (8 persons)		2,850,537	(13)	28.0%

*                 Less than 1%

(1)          All addresses are c/o MFIC Corporation, 30 Ossipee Road, Newton, MA 02464, unless otherwise indicated.

(2)          Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(3)          Shares of Common Stock that a person has the right to acquire within 60 days of April 26, 2007, according to Registrar & Transfer Company, our transfer agent, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Percentage ownership is based on 10,173,746 shares of Common Stock issued and outstanding on April 26, 2007.

(4)          Consists of (i) 378,877 shares of Common Stock, (ii) 78,750 shares of Common Stock subject to currently exercisable options, (iii) 395,505 shares of Common Stock owned jointly by Mr. Gruverman and his spouse, (iv) 100,000 shares of Common Stock owned by his spouse, and (v) 1,000,000 shares of restricted Common Stock. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his spouse.

(5)          Consists of 61,325 shares of Common Stock and 387,425 shares of Common Stock subject to currently exercisable options.

(6)          Consists of 14,254 shares of Common Stock owned jointly by Mr. Riordan and his spouse and 157,000 shares of Common Stock subject to currently exercisable options.

(7)          Consists of 24,540 shares of Common Stock and 129,500 shares of Common Stock subject to currently exercisable options.

(8)          Consists of 27,111 shares of Common Stock and 16,875 shares of Common Stock subject to currently exercisable options.

(9)          Consists of 30,000 shares of Common Stock and 16,875 shares of Common Stock subject to currently exercisable options.

(10) Consists of 0 shares of Common Stock and 16,250 shares of Common Stock subject to currently exercisable options.

(11) Consists of 0 shares of Common Stock and 16,250 shares of Common Stock subject to currently exercisable options.

(12) Information with respect to beneficial ownership is based upon information furnished by Joseph P. Daly in a Schedule 13-D filed with the Securities and Exchange Commission on February 23, 2007.

(13) Includes 818,925 shares of Common Stock subject to currently exercisable options. See footnotes 4 through 11 above.

PROPOSAL 2

RATIFICATION OF THE BOARD OF DIRECTORS’ APPOINTMENT OF AUDITORS

The Board of Directors has approved the appointment by the Audit Committee of the firm of UHY LLP, independent auditors, to serve as auditors for the fiscal year ending December 31, 2007. UHY LLP (formerly Brown & Brown, LLP) served as the Company’s independent auditors in 2006. Brown & Brown, LLP served as the Company’s independent auditors from 2001 until 2006. The Board of Directors recommends that the stockholders approve this appointment, although such ratification is not required under Delaware law, or the Company’s Certification of Incorporation or By-Laws. The directors have decided that an affirmative vote of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote be required to ratify such appointment. It is expected that a member of the firm of UHY LLP will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

In the event that ratification of the Board of Directors’ appointment of UHY LLP is not obtained at the Meeting, the Board of Directors will reconsider their appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

INDEPENDENT ACCOUNTANT FEES FOR FISCAL 2006

Audit Fees

The firm of UHY LLP (“UHY”) acts as the Company’s principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

During the fiscal years ended December 31, 2006 and December 31, 2005, UHY LLP (“UHY”), formerly Brown & Brown, LLP, was paid approximately $91,000 and $87,000 respectively for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q or services that are normally provided by UHY LLP in connection with statutory and regulatory filings or engagements for those fiscal years. All services were approved by the Audit Committee.

Audit-Related Fees

During the fiscal years ended December 31, 2006 and December 31, 2005, UHY received no payments for assurance and related services reasonably related to the performance of audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. All services were approved by the Audit Committee.

Tax Fees

During the fiscal years ended December 31, 2006 and December 31, 2005, UHY was paid approximately $22,000 and $16,000 respectively for tax compliance, tax advice and tax planning services. All services were approved by the Audit Committee.

All Other Fees

During the fiscal years ended December 31, 2006 and December 31, 2005, UHY was paid approximately $46,000 and $27,000, respectively, for non-audit services. All services were approved by the Audit Committee.

For each fiscal year, the Audit Committee reviews the proposed audit and audit-related services as well as proposed permissible non-audit services to be provided by the Company’s independent public accountants and approves those services it believes to be necessary and advisable. During the year, situations may arise in which the Company desires to engage the independent public accountants to perform services that were not foreseeable at the time of the initial approval. The Audit Committee pre-approves any such additional services as required by the Securities and Exchange Commission. The Audit Committee may delegate authority to one or more of its members to pre-approve any audit or non-audit service, provided that any pre-approval decisions are reported to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has considered whether the provision of non-core audit services to the Company by the Company’s principal auditor is compatible with maintaining independence and have affirmed in each instance that the provision of such services was compatible with the principal auditor’s independent role.

AUDIT COMMITTEE REPORT

The information in this Audit Committee Report is not deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission unless the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

The Audit Committee oversees the accounting, financial reporting and tax functions of the Company, including matters relating to the internal control over financial reporting and the appointment and activities of the Company’s independent accountants. The Audit Committee has final authority to select, retain and compensate the Company’s independent accountants.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The Audit Committee and the Board review annually the written charter. A copy of the Audit Committee’s charter is available on the Company’s website at http://www.mficcorp.com/naudit.html. The Audit Committee charter was last modified on January 16, 2003 and was attached as an appendix to the Company’s proxy statement in 2005.

In accordance with law, the Audit Committee pre-approves all services provided by UHY LLP, the Company’s independent accountants.

1.                 The Audit Committee has reviewed and discussed the audited financial statements with management.

2.                 The Audit Committee has discussed with the Company’s independent auditors, UHY LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as may be modified or supplemented.

3.                 The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence; and

4.                 Based on the review in paragraphs 1-3, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which the Company filed with the Securities and Exchange Commission on March 29, 2007.

Audit Committee:
Eric G. Walters (Chairperson)
James N. Little
Leo Pierre Roy
George Uveges

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

For all matters being submitted to Stockholders at the Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker “non-votes,” since they are not entitled to vote for the matter, have no effect on the vote.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting in the year 2008, a stockholder proposal must be received by the Company no later than December 27, 2007 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of stockholders in the year 2008, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the

Company’s by-laws and be received by the Company no later than April 23, 2008. Stockholder proposals should be delivered in writing to Jack M. Swig, Secretary, MFIC Corporation, P.O. Box 9101, 30 Ossipee Road, Newton, Massachusetts 02464-9101.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Directors, officers and regular employees of the Company may make further solicitation of proxies from some stockholders personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses. The Company may engage a proxy solicitor to which it would pay customary fees and expenses.

MFIC CORPORATION

PROXY

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
OF MFIC CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 27, 2007 in connection with the Meeting to be held at 10:00 a.m. on Thursday, June 21, 2007 at the offices of the Company located at 30 Ossipee Road, Newton, MA, 02464-9101 and hereby appoints Dennis Riordan, Controller of the Company, and Jack M. Swig, General Counsel of the Company, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MFIC Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

WHEN EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE):

NOMINEES: IRWIN J. GRUVERMAN, JAMES N. LITTLE, LEO PIERRE ROY, GEORGE UVEGES AND ERIC G. WALTERS

SEE REVERSE SIDE FOR OTHER PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.                 ELECTION OF THE DIRECTORS NOMINATED BY THE CURRENT BOARD OF DIRECTORS, AS LISTED ON THE REVERSE, FOR ☐ WITHHELD ☐

Withhold my vote from the nominees listed on the line above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                 Proposal to ratify the Board of Directors’ appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:
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